UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2006
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2006 Canyon Copper Corp. (the “Company”) entered into a loan agreement with Aton Ventures Fund Ltd. (“Aton”) pursuant to which the Company received a loan of $250,000 from Aton. On September 11, 2006 the Company entered into a loan agreement with Asset Protection Fund Ltd. (“APF”) pursuant to which the Company received a loan of $250,000 from APF. Each of the loans is evidenced by convertible promissory notes. The Aton loan bears interest at a rate of 8% per annum and matures on December 12, 2006. The APF loan bears interest at a rate of 8% per annum and matures on December 11, 2006. Each of the loans is convertible at the option of the lender at any time prior to maturity into shares of common stock of the Company at a price of $0.30 per share. Outstanding amounts under the loans may be prepaid, in whole or in part, at any time at the option of Company without penalty. For so long as the loans remain outstanding the Company has agreed not to mortgage, pledge or otherwise encumber its interest in its minerals claims in the State of Nevada. Proceeds of the loans are to be used for working capital purposes to fund the Company’s continued operations.

The above description of the loans is qualified in its entirety by reference to the full text of the loan agreements and promissory notes, copies of which are filed as exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)          Exhibits

Exhibit Number	Description of Exhibit
10.1	Loan Agreement dated September 12, 2006 between Canyon Copper Corp. and Aton Ventures Fund Ltd.
10.2	Loan Agreement dated September 11, 2006 between Canyon Copper Corp. and Asset Protection Fund Ltd.
10.3	Convertible Promissory Note dated September 12, 2006 between Canyon Copper Corp. and Aton Ventures Fund Ltd.
10.4	Convertible Promissory Note dated September 11, 2006 between Canyon Copper Corp. and Asset Protection Fund Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.
Date: September 13, 2006
By: /s/ Kurt Bordian
KURT BORDIAN
Chief Financial Officer